EXHIBIT 10.17

Amendment of Deed of Trust, Assignment of Leases and Rents,

Security Agreement and Fixture Filing

(cover page)

Date of Document:	May 19, 2006

Name of Grantor:	WinCup Holdings, Inc.

Grantor Mailing Address:	c/o Radnor Holding Corporation
Radnor Financial Center
150 Radnor Chester Road
Building A, Suite 300
Radnor, Pennsylvania 19087

Name of Grantee/Beneficiary:	Tennenbaum Capital Partners, LLC

Grantee/Beneficiary Mailing Address:	2951 28th Street
Suite 1000
Santa Monica, California 90405

Legal Descriptions:	See Exhibit A attached hereto as last page

Statutory References:	This amendment amends a deed of trust instrument recorded at Book 1082, Page 443 of the recorder’s office of Lafayette County, Missouri.

This Amendment was prepared

by and when recorded should

be mailed to:

Erika K. Del Duca, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Space above this line for recorder’s use

AMENDMENT OF DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

KNOW ALL PERSONS BY THESE PRESENTS:

THIS AMENDMENT OF DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Amendment”) is made as of the 19th day of May, 2006 by WINCUP HOLDINGS, INC., a Delaware corporation, having an office at c/o Radnor Holdings Corporation, Radnor Financial Center, 150 Radnor Chester Road, Building A, Suite 300, Radnor, Pennsylvania 19087 (the “Grantor”), in favor of MID-WEST TITLE COMPANY, a Missouri corporation, having an address at 1908 Main Street, Higginsville, Missouri 64037 (the “Trustee”), for the benefit of TENNENBAUM CAPITAL PARTNERS, LLC, having an office at 2951 28th Street, Suite 1000, Santa Monica, California 90405, in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Beneficiary”).

WITNESSETH

WHEREAS, reference is made to the Credit Agreement dated as of December 1, 2005 (the “Original Credit Agreement”) among Radnor Holdings Corporation, as borrower (the “Company”), the Grantor, as one of several guarantors, the other Guarantors, the Lenders and the Beneficiary, as collateral agent;

WHEREAS, as security for the promises, terms, conditions, agreements and obligations imposed on the Grantor under the Original Credit Agreement and the Other Documents, the Grantor executed and delivered to the Trustee, for the benefit of the Beneficiary a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 1, 2005 and recorded on December 7, 2005 in Book 1082, Page 443 with the Office of the County Recorder in Lafayette County of the State of Missouri (the “Existing Deed of Trust”), which covers the real property described in Exhibit A attached hereto; and

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WHEREAS, pursuant to the terms of that certain Amendment No. 1 dated as of April 4, 2006 (as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Amendment No. 1”) among the Company, the Grantor, as one of several guarantors, the Guarantors, the Lenders and the Beneficiary, the parties have agreed to amend the Original Credit Agreement to authorize the issuance of additional loans in the amount of Twenty Three Million Five Hundred Thousand Dollars ($23,500,000) (the “Tranche C Loans”), increasing the aggregate principal amount of Indebtedness from Ninety Five Million Dollars ($95,000,000) to One Hundred Eighteen Million Five Hundred Thousand Dollars ($118,500,000); and

WHEREAS, the Grantor and the Beneficiary desire to amend, extend and modify the Existing Deed of Trust, and the liens created thereby, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Existing Deed of Trust shall be hereby amended and modified as follows:

Section 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Existing Deed of Trust, as amended by this Amendment, or if not defined therein, in the Original Credit Agreement, as amended by Amendment No. 1. Each reference in the Existing Deed of Trust to “this Deed of Trust” shall be deemed to be a reference to the Existing Deed of Trust, as amended by this Amendment.

Section 2. Modification. The Existing Deed of Trust is hereby amended as follows:

(a) The first WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Lenders (as defined in the Credit Agreement (as defined below)) have extended, at the request of Radnor Holdings Corporation (the “Company”), ninety two million six hundred thousand dollars ($92,600,000) aggregate principal amount of Tranche A Loans (the “Tranche A Loans”), two million four hundred thousand dollars ($2,400,000) aggregate principal amount of Tranche B Loans (the “Tranche B Loans”) and twenty three million five hundred thousand dollars ($23,500,000) aggregate principal amount of Tranche C Loans (the “Tranche C Loans”) (the Tranche A Loans, Tranche B Loans and Tranche C Loans are collectively referred herein as, the “Loans”); the total aggregate principal amount of the Loans not exceeding one hundred eighteen million five hundred thousand dollars ($118,500,000) and which Loans are evidenced by the Tranche A Notes executed by the Company (the “Tranche A

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Notes”), the Tranche B Notes executed by the Company (the “Tranche B Notes”) and the Tranche C Notes executed by the Company (the “Tranche C Notes”) pursuant to the Credit Agreement, dated December 1, 2005, between the Company, the Company’s subsidiaries that provide guarantees under the Credit Agreement (the “Guarantors”), the Lenders and Tennenbaum Capital Partners, LLC, as agent and collateral agent, as amended by Amendment No. 1, dated as of April 4, 2006 (as amended, the “Credit Agreement”);”;

(b) The second WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Company, the Guarantors, and Beneficiary, as collateral agent, have entered into that certain Tranche A Security Agreement dated as of December 1, 2005 pursuant to which the Company and the Guarantors have granted a security interest in, and undertaken obligations with respect to, certain collateral and other property described therein, as amended by that certain Amendment No. 1 To Tranche A Security Agreement dated as of April 4, 2006 (as amended, the “Tranche A Security Agreement”);”;

(c) The fourth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, pursuant to the Credit Agreement, the Guarantors have unconditionally guaranteed the repayment of the indebtedness evidenced and represented by the Tranche A Notes and the Tranche C Notes (the “Indebtedness”), as well as the payment, performance, observance and discharge by the Company of all obligations, covenants, conditions and agreements made by the Company to, with, in favor of and for the benefit of Beneficiary or any of the Tranche A Lenders and the Tranche C Lenders (as those terms are defined in the Credit Agreement) under the Credit Agreement and the Other Documents (as defined below);”;

(d) The fifth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, Beneficiary, the Tranche A Lenders and the Tranche C Lenders, as a condition precedent to the transactions contemplated by the Credit Agreement, have required that Grantor execute and deliver this Deed of Trust to the Trustee for the benefit of Beneficiary; and”;

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(e) The first paragraph of the Granting Clauses is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“NOW, THEREFORE, to secure to Tranche A Lenders and the Tranche C Lenders (i) the payment or performance and discharge of all sums due under this Deed of Trust; (ii) the payment or performance and discharge of all terms, conditions and covenants, including the Secured Obligations, set forth in the Credit Agreement and the Other Documents, other than the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans and the performance of the Guarantors with respect thereto; and (iii) the payment or performance and discharge of all other obligations or indebtedness of Grantor, the Company, or the other Guarantors to Beneficiary, Tranche A Lenders or Tranche C Lenders of whatever kind or character and whenever borrowed or incurred under the Credit Agreement or the Other Documents, including without limitation, principal, prepayment premium, if any, and interest (as the same may vary in accordance with the terms of the Credit Agreement) on the Tranche A Loans and the Tranche C Loans (but excluding the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans), fees, late charges and expenses, including attorneys’ fees (subsections (i), (ii) and (iii) collectively, the “Liabilities”), Grantor DOES HEREBY GRANT, BARGAIN, SELL, CONVEY, CONFIRM, TRANSFER, ASSIGN, and SET OVER to Trustee, with GENERAL WARRANTY, the following (collectively, the “Property”):”;

(f) The references in the fifth grammatical paragraph on page 4 of the Existing Deed of Trust (i.e., the paragraph beginning with the words “The present principal amount of the Liabilities”) to “$92,600,000” are hereby deleted and “$116,100,000” is substituted therefor;

(g) Section 1 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“FUTURE ADVANCES; PROTECTION OF PROPERTY. This Deed of Trust is governed by Section 443.055, RSMo. (2000). In accordance with Section 443.055, RSMo. (2000), this Deed of Trust shall secure any additional loans as well as any and all present or future advances and re-advances under the Credit Agreement or any other Liabilities made by Beneficiary, any Tranche A Lender or any Tranche C Lender to or for the benefit of Grantor, the Company, the other Guarantors or the Property, including, without limitation: (a) principal, interest, late charges, fees and other amounts due under the Credit Agreement, the Other Documents or this Deed of Trust; (b) all advances by Beneficiary to Grantor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any Improvements; (c) all advances made or costs incurred by Beneficiary for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Beneficiary for the enforcement and

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protection of the Property or the lien of this Deed of Trust; and (d) all legal fees, costs and other expenses incurred by Beneficiary and/or Trustee by reason of any default or otherwise in connection with the Liabilities. Grantor agrees that if, at any time during the term of this Deed of Trust or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Grantor fails to perform or observe any covenant or obligation under this Deed of Trust, including, without limitation, payment of any of the foregoing, Trustee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Trustee or Beneficiary shall be added to the amount secured by this Deed of Trust (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the rate borne by the Tranche A Loans or the Tranche C Loans, as the case may be, such interest to be calculated from the date of such advance to the date of repayment thereof.”;

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(h) Section 8.3 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Foreclosure. Beneficiary may institute any one or more actions of foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Deed of Trust and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate borne by the Tranche A Loans or the Tranche C Loans, as the case may be. Without limiting the foregoing, Beneficiary may cause the foreclosure of this Deed of Trust and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Deed of Trust for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Beneficiary in its sole discretion may elect. Grantor, for itself and anyone claiming by, through or under it, hereby agrees that Beneficiary shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Deed of Trust, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Grantor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Grantor as a defense in any proceeding instituted by Beneficiary to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.”;

(i) Section 10.2 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Further Remedies of Beneficiary. Beneficiary may proceed as if all of the Property were real property, or Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Real Property and the improvements thereon without causing structural damage thereto as if the same were personal property and dispose of the same in accordance with the terms hereof, separate and apart from the sale of real property, the remainder of the Property being treated as real property. Beneficiary may cause any such sale or other disposition to be conducted immediately, or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest.

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Should Beneficiary request and direct the Trustee to sell the Property or any part thereof which is real property or which Beneficiary has elected to treat as real property, upon such election, Trustee may proceed to foreclose this Deed of Trust in respect of said real property in the following manner. The Trustee at the request of the Beneficiary shall proceed to take possession and to sell any of the Property (in one or more parcels), in whole or in parcels, at public venue, to the highest bidder, for cash, at a front door (to be designated by Trustee) of the building then appointed for holding the foreclosure sale by, the Circuit Court of the County in which the Real Estate is located, first giving notice of such sale in the manner prescribed by statute; and upon such sale shall execute and deliver a deed of conveyance of the property sold (subject to the Permitted Exceptions) to the purchaser or purchasers thereof. The Trustee shall receive the proceeds of said sale out of which the Trustee shall pay (A) the costs and expenses of executing this trust, including lawful compensation to the Trustee for its services as provided by statute, and a reasonable attorney’s fee, which shall be immediately due upon first publication of sale as aforesaid; (B) to the Beneficiary, upon the usual vouchers therefor, any of the Liabilities including money advanced for ground rents, maintenance, abstracts, title reports, judgments upon statutory lien claims and any other advances hereunder and interest thereon at the rate borne by the Tranche A Loans or the Tranche C Loans, as the case may be; (C) the balance of such proceeds, if any, shall be paid as required by law. The purchaser at any foreclosure sale shall not be obligated to look at the application of the proceeds thereof. If the Beneficiary should become the purchaser, it shall be entitled to credit any of the unpaid balance of the Liabilities against the amount of the purchase price. The Trustee covenants faithfully to perform the Trust herein created. Trustee may postpone the sale of all or any portion of the Property by public announcement at such time and place of sale (or by any other means permitted by law) and from time to time thereafter may postpone such sale by public announcement (or by any other means permitted by law). Beneficiary may foreclose or otherwise realize upon, and Trustee may sell, one parcel or any other part or parts of the Property, on one or more occasions, without releasing this Deed of Trust, or precluding the further foreclosure or other realization hereunder of any other parcels or other parts of the Property not so foreclosed or realized upon. Beneficiary or any assignee hereof shall have the right to bid at and become purchaser at any foreclosure sale, applying against the purchase price all or a part of any Liabilities then due and owing. Prior to electing to foreclose this Deed of Trust, Beneficiary may cause an environmental assessment of the Property to be made and in furtherance thereof, may enter the Property by and through its agents and grant permission to independent contractors to enter the Property for assessment purposes. Any expenses incurred in so doing shall be deemed expenses described in clause (B) above.”;

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it being the intent of this Amendment that the obligations of the Grantor under the Credit Agreement shall be entitled to the benefits and collateral security under the Existing Deed of Trust as fully as if such obligations had been incurred under the Original Credit Agreement as originally in effect.

Section 3. Confirmation and Restatement. The Grantor, in order to continue to secure the payment of the Liabilities, hereby confirms and restates (a) the grant of a deed of trust pursuant to the Existing Deed of Trust to the Trustee for the benefit of the Beneficiary with respect to the Property and (b) the grant pursuant to the Existing Deed of Trust of a security interest in the Service Equipment. Nothing contained in this Amendment shall be construed as (a) a novation of the Liabilities or (b) a release or waiver of all or any portion of the grant of a deed of trust to the Trustee for the benefit of the Beneficiary with respect to the Property or the grant to the Beneficiary of a security interest in the Service Equipment pursuant to the Existing Deed of Trust.

Section 4. Representations and Warranties. The Grantor hereby represents and warrants that the representations and warranties made by it in the Existing Deed of Trust are true and complete in all material respects on and as of the date hereof as if made on and as of the date hereof.

Section 5. Covenants. The Grantor hereby covenants and agrees to perform each and every duty and obligation of the Grantor contained in the Existing Deed of Trust as amended by this Amendment.

Section 6. Effectiveness. This Amendment shall be effective as of the day and year first written above upon its execution and delivery by the Grantor. Except as herein provided, the Existing Deed of Trust shall remain unchanged and in full force and effect.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment has been duly executed by the Grantor as of the day and year first above written.

GRANTOR:

WINCUP HOLDINGS, INC.

By:	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

(corporate seal)

AGREED TO AND ACCEPTED:

TENNENBAUM CAPITAL PARTNERS, LLC, as collateral agent for the Lenders

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Partner

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[Grantor]

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss:
COUNTY OF DELAWARE	)

On this 16th day of May, 2006, before me, a Notary Public in and for said State, personally appeared Michael T. Kennedy, to me personally known, who, being by me duly sworn, did say that he/she is the President of WINCUP HOLDINGS, INC., a Delaware corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and he/she acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written, in the County and State aforesaid.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

Higginsville, Missouri

[Beneficiary]

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF LOS ANGELES	)

I CERTIFY that José Feliciano, the Partner of Tennenbaum Capital Partners, LLC, a limited liability company, as collateral agent, personally appeared before me, who is known to me or satisfactorily proven to be the person who signed the foregoing instrument and acknowledged that he/she was authorized to execute the same on behalf of said limited liability company in such capacity.

GIVEN under my hand and official seal this 18th day of May, 2006.

/s/ Leng Ky Vuong
Notary Public

Commission expires June 29, 2007.	Leng Ky Vuong
Comm. # 1427303
Notary Public – California
Los Angeles County
Comm. Exp. June 29, 2007

Higginsville, Missouri

Exhibit A

Legal Description

That certain real property located at 313 East Fifteenth Street, in the City of Higginsville, County of Lafayette, State of Missouri 64037, more particularly described as follows:

Part of the Northeast Quarter of the Northwest Quarter and a part of the Northwest Quarter of the Northeast Quarter of Section Six (6), Township forty-nine (49) North of the Base line, Range twenty-five (25) West of the Fifth Principal Meridian, in the city of Higginsville, Layfayette County, Missouri, described as follows:

Beginning at a point Five Hundred Eighty-two (582.0) feet North 88 degrees 57 minutes East and Twenty-five (25.0) feet South 0 degrees 20 minutes 57 seconds West of the one-sixteenth (1/16) Section corner North of the Northwest Quarter of said Section Six (6), running thence North 88 degrees, 57 minutes East, Four Hundred Fifteen (415.00) feet, along the Southerly right of way line of Missouri State Highway designated Route “AA” to the P.C. of a 3 degrees, 2 minutes 51 seconds curve to the right, having a central angle of 11 degrees, 27 minutes and a length of Three Hundred Seventy-five and seven tenths (375.7) feet to the P.T. of said curve,

Thence continuing along said Route “AA” right of way South 79 degrees 35 minutes East, Five Hundred Eleven and thirty-three hundredths (511.33) feet to a point,

Thence South 15 degrees 17 minutes 27 seconds West, Two Hundred Thirty-one and Four-tenths (231.4) feet to a point on the Northerly right of way line of the Illinois Central-Gulf Railroad,

Thence with the said railroad right of way line South 63 degrees 5 minutes 52 seconds West, Five Hundred Six and seventy-five hundredths (506.75) feet to the P.C. of a 2 degrees 55 minutes 24 seconds curve having a central angle of 18 degrees and a radius of One Thousand Nine Hundred Sixty (1960.0) feet and continuing along said curve a distance of Four Hundred Eighty and seventeen hundredths (480.17) feet to a point,

Thence North 32 degrees 33 minutes 8 seconds West, Two Hundred Thirty-two (232.0) feet to a point,

Thence North 35 degrees 00 minutes West, Three Hundred Ninety-one (391.0) feet to a point,

Thence North 8 degrees 00 minutes East, One Hundred Fifty (150.0) feet to a point,

Thence North 84 degrees 09 minutes 41 seconds West, Fifty-two and three tenths (52.3) feet to a point,

Thence North 0 degrees 20 minutes 57 seconds East, One Hundred Sixty-two and Sixty-five hundredths (162.65) feet to the point of beginning.

Excepting therefrom that part conveyed to Immanual Lutheran Church, Higginsville, Missouri, by Deed, recorded in Book 576, Page 941,

Excepting therefrom that part conveyed to the city of Higginsville, by Deeds, recorded in Book 577, Page 655 and in Book 577, Page 1081.

Higginsville, Missouri